As filed with the Securities and Exchange Commission on April 28, 1997

                                                 Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                ----------------
                            ICG COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                                                              84-1342022
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             9605 East Maroon Circle
                            Englewood, Colorado 80112
                                 (303) 572-5960

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Incentive Stock Option Plan #2
                         Incentive Stock Option Plan #3
                         1994 Employee Stock Option Plan
                             1996 Stock Option Plan
                 ICG Communications, Inc. Employee Savings Plan
      ICG Communications, Inc. 401(k) Wraparound Deferred Compensation Plan

                            (Full title of the Plans)
                               ------------------
                                James D. Grenfell
                             Chief Financial Officer
                             9605 East Maroon Circle
                            Englewood, Colorado 80112
                                 (303) 572-5960

    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -------------


                         CALCULATION OF REGISTRATION FEE
-------------- -------------- -------------- -------------- --------------------


                                  Proposed     Proposed
  Title of                        Maximum      Maximum
 Securities        Amount         Offering     Aggregate
   to be            to be         Price Per    Offering          Amount of
Registered       Registered       Share        Price        Registration Fee(1)
-------------- ----------------- ------------- ------------ --------------------
Common Stock
par value $.01  6,253,600 shares  $9.25        $57,845,800     $17,529.03
share (2)
-------------------------------- ------------- ----------- ---------------------
(1) This Registration Statement carries forward 5,347,725 of the 39,970,232 shares of Common Stock previously registered on Form S-4 (Registration No. 333-4226), for which an aggregate of $248,355, representing the registration fee in connection with the registration of 39,970,232 shares of Common Stock, has been paid. Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the average high and low prices reported on April 22, 1997.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


         The Registrant was incorporated in 1996 for the purpose of effecting a plan of arrangement (the "Arrangement") under which the Registrant became the parent of ICG Holdings (Canada), Inc., a Canadian federal corporation formerly known as IntelCom Group, Inc. ("Holdings-Canada"), and ICG Holdings, Inc., a Colorado corporation formerly known as IntelCom Group (U.S.A.), Inc. ("Holdings-USA"). The Arrangement was effective on August 5, 1996. In connection with the Arrangement, IntelCom Group, Inc. changed its name to ICG Holdings (Canada), Inc. and IntelCom Group (U.S.A.) changed its name to ICG Holdings, Inc. Unless the context indicates otherwise, as used in this Prospectus the terms "Registrant" or "Company" mean, on and after August 5, 1996, ICG Communications, Inc. and, before August 5, 1996, Holdings-Canada, and its respective consolidated subsidiaries.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by ICG Communications, Inc. (the "Registrant" or the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) Transition Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-11965.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the common stock, $.01 par value, of the Company contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director=s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.


         Articles Eighth and Tenth of the Company's Certificate of Incorporation provide as follows:

                    EIGHTH:   A  director  of  the  Corporation   shall  not  be
               personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director=s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                    TENTH: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys= fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by applicable law. Expenses (including attorneys= fees) incurred in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Article VIII, Section 8.1 of the Company's Bylaws provide as follows:

                    Indemnification.  The  Corporation  shall  indemnify  to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.

                    The Corporation shall pay any expenses  reasonably  incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

                    The rights  conferred on any person under this Article shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation=s Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

                    For   purposes   of  this   Article,   references   to  "the
               Corporation" shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.

     The Company has purchased liability insurance policies covering its directors and officers.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See  Exhibit  Index  and  Exhibits  at  the  end of  this  Registration
Statement.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant=s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 31, 1997.

                                             ICG COMMUNICATIONS, INC.



                                             By: /s/ J. Shelby Bryan
                                                 J. Shelby Bryan,
                                                 President, Chief Executive
                                                 Officer and Director


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Shelby Bryan and James D. Grenfell, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

    Signature                    Title                                Date


/s/ William J. Laggett     Chairman of the Board of Directors     March 31, 1997
-----------------------
William J. Laggett


/s/ J. Shelby Bryan        President, Chief Executive             March 31, 1997
------------------------   Officer and Director
J. Shelby Bryan            (Principal Executive Officer)


/s/ James D. Grenfell      Executive Vice President and           March 31, 1997
------------------------   Chief Financial Officer(Principal
James D. Grenfell          Financial Officer)


/s/ Richard Bambach        Vice President and Corporate           March 31, 1997
------------------------   Controller (Principal
Richard Bambach            Accounting Officer)


/s/ Harry R. Herbst        Director                               March 31, 1997
-------------------------
Harry R. Herbst


/s/ Jay E. Ricks           Director                               March 31, 1997
-------------------------
Jay E. Ricks


/s/ Leontis Teryazos       Director                               March 31, 1997
-------------------------
Leontis Teryazos


/s/ Stan McLelland         Director                               March 31, 1997
-------------------------
Stan McLelland

     The Employee Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Employee Savings Plan have duly
caused  this  registration   statement  to  be  signed  on  its  behalf  by  the
undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on April 25, 1997.



                                By: /s/James D. Grenfell
                                    ----------------------------------
                                    James D. Grenfell, Plan Administrator

                                  EXHIBIT INDEX


  Exhibits

     4.1 Certificate of Incorporation of ICG Communications, Inc. [Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 of ICG Communications, Inc.; File No. 333-4226.]
     4.2  By-laws of ICG  Communications,  Inc.  [Incorporated  by  reference to
          Exhibit 3.1 to Registration Statement on Form S-4 of ICG Communications, Inc., File No. 333-4226.]
     4.3  Incentive Stock Option Plan #2  [Incorporated  by reference to Exhibit
          4.1 to the Registration Statement on Form S-8 of IntelCom Group Inc., File No. 33-86346, filed November 14, 1994.]
     4.4  Incentive Stock Option Plan #3  [Incorporated  by reference to Exhibit
          4.3 to the Registration Statement on Form S-8 of IntelCom Group Inc., File No. 33-86346, filed November 14, 1994.]
     4.5  1994 Employee Stock Option Plan  [Incorporated by reference to Exhibit
          4.5 to the Registration Statement on Form S-8 of IntelCom Group Inc., File No. 33-86346, filed November 14, 1994.]
     4.6  1996 Stock Option Plan.
     4.6a Form of standard Non-qualified Stock Option Agreement.
     4.6b Form of standard Non-qualified Stock Option Agreement (for Directors).
     4.7 ICG Communications, Inc. 401(k) Wraparound Deferred Compensation Plan [Incorporated by reference to Exhibit 10.42 to Annual Report on form 10-K/A for the fiscal year ended September 30, 1996.]
     5.1  Opinion of Counsel.
     23.1 Consent of KPMG Peat Marwick LLP.
     23.2 Consent of Counsel (included in Exhibit 5.1).